Exhibit 5.1

iTower Bomonti

Merkez Mahallesi Akar Caddesi

No: 3 Kat 26-27 PK. 34381

Bomonti, Şişli/ Istanbul

T +90 212 381 80 00

F +90 212 381 80 48

www.goksusafiisik.av.tr

May [●], 2023

MNG Havayolları Taşımacılık Anonim Şirketi

WOW Convention Center İDTM

Yeşilköy/Bakırköy 34149

İstanbul, Turkey

LEGAL OPINION

Ladies and Gentleman,

We have acted as Turkish counsel to MNG Havayolları ve Taşımacılık Anonim Şirketi, a joint stock company organized under the laws of Turkey (the “Company”), in connection with the Company’s registration statement on Form F-4 (the “Registration Statement”) originally filed by the Company on February 14, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), registering by the Company of (i) [12,833,579] ordinary shares of the Company of nominal value Turkish Lira [1.00] each, with each such ordinary share to be represented by an American depositary share (the “Ordinary Shares”), (ii) [26,150,000] warrants, with each warrant entitling the holder to purchase one ordinary share of the Company (the “Warrants”) and (iii) [26,150,000] ordinary shares of the Company, to be represented by an American depositary share and transferred to the holders of the Warrants upon the exercise of the Warrants (the “Warrant Shares”, and together with the Ordinary Shares and the Warrants, the “Securities”), pursuant to the business combination (the “Business Combination”) contemplated by the business combination agreement (as amended on February 14, 2023, the “Business Combination Agreement”) by and among Golden Falcon Acquisition Corp., the Company, Merlin HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“HoldCo”), Merlin IntermediateCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo (“IntermediateCo”), Merlin FinCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo, and Merlin Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IntermediateCo.

This opinion letter is delivered to you pursuant to the Company’s request. This legal opinion on certain matters of Turkish law (the “Opinion”) is furnished to you in order for it to be filed as an exhibit to the Registration Statement on Form F-4 under the Securities Act.

1.	REVIEWED DOCUMENTS

In arriving at the opinion expressed below, we have not reviewed any documents other than the following:

i)	A copy of the Certificate of Activity of the Company dated March 14, 2023 issued by the Istanbul Chamber of Commerce.

ii)	A copy of the articles of association (esas sözleşme) of the Company, the English translation of which is attached as Exhibit A to the Registration Statement.

iii)	A copy of the share ledger (pay defteri) of the Company as of [●].

iv)	Certified public accountants report dated November 8, 2022 evidencing the full payment of the shares representing the paid-in capital of the Company as of the date of such report.

v)

A copy of the Resolution of the Board of Directors of the Company dated December 6, 2022 and numbered 2022/9 for the execution of the Business Combination Agreement, Registration Rights and Lock-up Agreement and Sponsor Support Agreement and the consummation of the transactions contemplated by the Business Combination Agreement and other actions to be taken in connection therewith;

vi)

A notarized copy of the Resolution of the Board of Directors of the Company dated January 10, 2023 and numbered 2023/1 notarized by Ankara 38th Notary Public with the certicifation number 00642 for the execution of the Registration Statement;

vii)

A notarized copy of the Resolution of the Board of Directors of the Company dated February 13, 2023 and numbered 2023/2 notarized by Ankara 38th Notary Public with the certicifation number 04074 for the execution of the amendments to the Business Combination Agreement, the Registration Rights and Lock-Up Agreement, and the Sponsor Support Agreement; and carrying out the necessary transactions in this regard.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

2.	ASSUMPTIONS

In rendering this Opinion, we have assumed, without making any independent investigation, that:

1.	all signatures, stamps and seals on all documents supplied to us as originals or as copies of originals are genuine and that all documents submitted to us are true, authentic and complete;

2.

all documents retrieved by us or supplied to us electronically (whether in portable document format (PDF) or as scanned copies), as photocopies, facsimile copies or e-mail conformed copies are in conformity with the originals and that the individuals who executed any of the documents have had the necessary legal capacity at the time of execution;

3.

any meeting of the board of directors or shareholders of the Company have been duly convened and conducted with proper quorum and that the resolutions passed at such meetings have been passed by a sufficient majority or sufficient quorum and that no such resolutions have been revoked or varied and that they remain in full force and effect;

4.	all documents, authorizations, powers of attorney and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us; and

5.	there has been no mutual or relevant unilateral mistake of fact and that there exists no fraud or duress.

3.	OPINIONS

Subject to the qualification and considerations set out below, our opinion on Turkish law is set out below:

1.	The Company is a joint stock company (anonim şirket) registered and validly existing under the laws of Turkey.

2.	The Ordinary Shares being registered under the Registration Statement, pursuant to the Business Combination, have been duly validly issued, fully paid and are non-assessable.

3.

The Warrant Shares being registered under the Registration Statement, to be transferred to the holders of the Warrants upon the exercise of the Warrants, when issued and delivered by the Company against receipt of the exercise price pursuant to the terms of the Warrants and in accordance with Turkish corporate formalities, will be validly issued, fully paid and non-assessable.

4.	QUALIFICATIONS

Our opinions are subject to the following qualifications in addition to any qualifications set forth elsewhere in this opinion letter:

1.	This Opinion is limited to Turkish law in force and as applied by the Turkish courts on the date hereof and we express no opinion with regard to the laws of any other jurisdiction.

2.	The opinions herein are strictly limited to the matters stated herein and are not to be read as extending by implication to any other matters.

3.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party.

4.	We express no opinion as to the exact interpretation of any particular wording in the reviewed documents by any court.

5.	We express no opinion of any kind with regard to the Warrants that are to be registered pursuant to the Business Combination, specifically in relation to their enforceability, validity and legality.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” and to the discussion of the opinion in the prospectus included in the Registration Statement.

In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Yours faithfully,

Göksu Safi Işık Attorney Partnership